Exhibit 10f

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                     AMERITECH CORPORATION
                             1999
                    STOCK OPTION AGREEMENT

                 -----------------------------


  Participant:    ______________________________

  Number of Shares of Common Stock:_____________

  Option Price:   ______________________________

  Date of Agreement:____________________________

  Option Becomes Exercisable:

                                    No. of Shares
                Date                Exercisable

  Prior to  _______________         None
  On        _______________         ____________
  On        _______________         ____________
  On        _______________         ____________

  Option Term Expiration Date: _________________


     1. Grant. In accordance with, and subject to, the provisions of the Ameritech Corporation Long-Term Stock Incentive Plan (the "Plan"), Ameritech Corporation, a Delaware corporation (the "Company"), hereby grants to the above-named participant (the "Participant") a Non-Qualified Stock Option to purchase the number of shares of Common Stock of the Company set forth above (the "Option Shares") at a price per share equal to the option price set forth above (the "Option Price").

     2. Exercisability. (a) General. Except as otherwise provided in this paragraph 2, the Non-Qualified Stock Option granted by this Agreement (this "Option") shall first become exercisable on the date or dates set forth above as to the respective number of Option Shares set forth opposite each such date.

     (b)   Acceleration  upon  Change in Control.   This  Option  shall
become exercisable as to all of the Option Shares upon the occurrence of a Change in Control (as defined in the Plan).

     3. Term and Termination of Option. (a) Normal Option Expiration. Unless terminated earlier pursuant to any of the following provisions of this paragraph 3 or paragraph 6 of this Agreement, this Option shall expire on the date shown above as the Option Term Expiration Date (the "Option Term Expiration Date").



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     (b)   Retirement.  If the Participant's employment  terminates  by reason of any Retirement (as defined below) which constitutes a Qualifying Retirement (as defined below), then (i) any portion of this Option which is either exercisable as of the date of the Participant's Qualifying Retirement, or which will become exercisable, pursuant to the regular exercisability schedule for this Option set forth above, within 120 days following the date of the Participant's Qualifying Retirement shall terminate on the earlier of (A) the Option Term Expiration Date, or (B) if the Participant is not in Corporate Resource grade 5 (CR5) or equivalent or higher at such date of Qualifying Retirement, five years after the date of the Participant's Qualifying Retirement, and (ii) the balance of this Option as to all remaining Option Shares shall terminate as of the date of the Participant's
Qualifying   Retirement.   For  purposes  of   this   paragraph   3(b),
"Retirement" shall mean any employment termination by reason of retirement which occurs either (I) on or after the date on which the Participant reaches age 65 or, if later, the fourth anniversary of the
date   the   Participant  commenced  participation  in  the   Ameritech
Management Pension Plan ("Normal Retirement") or (II) under the Ameritech Management Pension Plan, with the Company's approval, on or after the date on which the Participant's combined age and service (in years and months) while participating in the Ameritech Management Pension Plan (or the Ameritech Pension Plan if the Participant previously accrued a benefit under the Ameritech Pension Plan for which eligibility was transferred to the Ameritech Management Pension Plan) equals 75 ("Approved Early Retirement" and, together with Normal
Retirement,  "Retirement").   For  purposes  of  this  paragraph  3(b),
"Qualifying Retirement" means any Retirement which occurs on  or  after
[December  31,  19     or the first anniversary of  the  date  of  this
Agreement]. Any portion of this Option which is not exercisable as of the date of the Participant's Qualifying Retirement, but would become so within 120 days following such date, will first become exercisable on the normal exercisability date therefor set forth above, in accordance with paragraph 2(a) hereof.

     (c) Resignation or Certain Other Non-Cause Terminations of Employment. If the Participant's employment by the Company and its subsidiaries terminates voluntarily (for example, upon the Participant's resignation) or involuntarily for any reason or under any circumstances other than those covered by paragraphs 3(b), 3(d), 3(e) or 3(f) hereof, this Option shall terminate (i) on the date which is 30 days after the date of such employment termination, but in no event after the Option Term Expiration Date, as to the portion of this Option which is exercisable as of the date of such employment termination, and
(ii) upon such employment termination, as to any and all remaining Option Shares for which this Option is not exercisable as of such time.

     (d) Employment Termination Without Cause Following Change in Control. If the Participant's employment by the Company and subsidiaries is involuntarily terminated without Cause (as defined below) during the portion of the calendar year which remains following a Change in Control or the two immediately subsequent calendar years, the Participant may exercise this Option at any time during the five years commencing on the date of Participant's termination of employment (or, if less, the period remaining on the original term of this Option). Solely for purposes of the preceding sentence, the term "Cause" means the Participant's willfully engaging in conduct materially injurious to the Company or any subsidiary or the willful and continual failure by the Participant to substantially perform the duties assigned to the Participant (other than any failure resulting from the Participant's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Participant within 30 days after receipt of a written notice from the Chief Executive Officer or Board of Directors of the Participant's employer (or, if the Participant's employer does not have a Board of Directors and is managed by its shareholder or shareholders, then from such shareholder or shareholders owning a majority of the voting stock of the Participant's employer) specifying the manner in which the Participant has failed to perform such duties. No act, or failure to act, by the Participant shall be deemed "willful"


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unless  done,  or  omitted  to  be  done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company and its subsidiaries.

     (e) Termination of Employment for Cause. If the Participant's employment by the Company and its subsidiaries is terminated for cause (as determined by the Company, in its sole judgment) prior to the Option Term Expiration Date, this Option shall terminate upon such employment termination as to any and all Option Shares then remaining subject to this Option.

     (f) Employment Termination due to Participant's Death or Long-Term Disability. The portion of this Option which is exercisable as of the date on which the Participant's employment is terminated by reason of the Participant's death or disability shall terminate on the earlier of (i) the Option Term Expiration Date or (ii) one year after the date of such employment termination by death or disability.

      4. Manner of Exercise. This Option may be exercised, in whole or in part, (a) in the case of "cashless exercises" (including so-called "sell enough to cover" transactions), by providing such notice as may be required by the "cashless exercise" procedures established by the Committee (as defined in the Plan) from time to time and then in effect, and (b) as to all other forms of option exercise, by filing a written notice (in the form attached hereto) with the person then designated by the Company as the appropriate Stock Option Administrator with respect to the Participant, in either case prior to the date this Option expires or earlier terminates. Such notice shall specify the number of shares of Common Stock with respect to which this Option is being exercised. Unless shares (or a portion of the proceeds, in the case of a cashless exercise) are retained in satisfaction of applicable income and employment tax withholding, the Participant will, upon request of the Company, submit a check for an amount equal to the amount required to be withheld by the Company on account of FICA taxes and federal, state, and local income taxes. Payment of the Option Price shall be by cash, by certified or cashier's check payable to the Company, by delivery or attestation of ownership of shares of Common Stock having an aggregate fair market value which is equal to the amount of cash which would be required (unless otherwise provided by rules established by the Committee from time to time) or by compliance with the cashless exercise procedures established by the Committee.

     5. Non-Transferability. This Option is not transferable except, upon the Participant's death, either to a beneficiary or beneficiaries previously designated by the Participant in accordance with procedures established from time to time by the Committee (a "Designated Beneficiary") or, if there is no such Designated Beneficiary, by will or the laws of descent and distribution. This Option may be exercised during the lifetime of the Participant only by the Participant and after the death of the Participant by a Designated Beneficiary or, if there is no such Designated Beneficiary, by the legal representative of the estate of the Participant.

      6. Forfeiture for Certain Participant Actions. Notwithstanding any other provision of this Agreement, this Option shall terminate immediately and the Participant shall forfeit all rights hereunder if the Participant, without the consent of the Company, either (i) becomes associated with, is employed by, renders services to or owns more than two percent (2%) of the stock of any business that competes with the Company or any of its subsidiaries or affiliates in any market in which the Company or any such subsidiary or affiliate then does business, or
(ii) divulges or appropriates to the Participant's own use or to the use of any other person any secret or confidential information or knowledge pertaining to the business of the Company or any of its subsidiaries or affiliates obtained by the Participant while employed by any of them.


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      7.   No Collateral Rights.  Nothing herein contained shall confer on the Participant any right with respect to continuation of employment by the Company or its subsidiaries, or interfere with the right of the Company or its subsidiaries to terminate at any time the employment of the Participant or, except as to shares of Company Common Stock actually delivered upon any exercise of this Option, confer any rights as a stockholder upon the holder hereof or any other person.

      8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee or its delegates (subject to the discretionary assumption of such authority by the Company's Board of Directors, as provided in the
Plan), and the Committee shall have the same powers and authority with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement shall be final and binding with respect to the Participant and all other persons.

      9. Relationship to the Plan. This Agreement may contain terms which are in addition to or supplement the terms of the Plan, but the terms of this Agreement shall be subject to the terms of the Plan. This Agreement also is subject to all interpretations, amendments, rules and regulations adopted by the Committee from time to time pursuant to the Plan.

      10. Miscellaneous. The headings of this Agreement are included for convenience of reference only, and shall not be used in interpreting this Agreement. Any notices provided for in this Agreement or in the Plan shall be in writing and shall be given by hand delivery, facsimile, overnight courier or postage paid, first class mail. Any notices shall be directed (a) if to the Participant, to the Participant's address as then reflected on the Company's records, and
(b) if to the Company, to the person then designated by the Company as the appropriate Stock Option Administrator with respect to the Participant or to such other persons and in accordance with such other procedures as the Committee from time to time may establish.


                               AMERITECH CORPORATION



                               By:_______________________
                                   Its Corporate Secretary